Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274834, 333-271149 and 333-267683) and Form S-8 (Nos. 333-282794, 333-278338, 333-271012, 333-285979 and 333-268415) of Amprius Technologies, Inc. (the Company) of our report dated March 6, 2026, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Houston, Texas

March 6, 2026